Exhibit 5





                           May 30, 1997


Board of Directors
Toastmaster Inc.
1801 North Stadium Boulevard
Columbia, MO 65202

Gentlemen:

          Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of Toastmaster Inc., a Missouri corporation (the "Company"), to be filed with the Securities and Exchange Commission on or about April 3, 1997, for the purpose of registering under the Securities Act of 1933, as amended, 15,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of the Company. Said 15,000 shares of Common Stock are proposed to be issued upon the exercise of stock options granted or to be granted pursuant to the Toastmaster Inc. 1997 Non-Employee Directors Stock Option Plan.

          We have examined the Company's Articles of Incorporation and all amendments thereto, the Bylaws of the Company, as presently in effect, minutes of the applicable meetings of the Board of Directors, Compensation Committee of the Board of Directors and shareholders of the Company, together with such other corporate records, certificates of public officials and other documents as we have deemed relevant to this opinion.

          Based upon the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri.

          2. All necessary corporate action has been taken to authorize the issuance of the aforesaid 15,000 shares of Common Stock and all such shares as shall be issued and paid for as described in the Registration Statement shall be, when so issued, legally issued, fully paid and nonassessable.


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Board of Directors
Toastmaster Inc.
Page 2



          We hereby consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement. We also consent to the inclusion of this opinion in the Registration Statement as an exhibit thereto.

                              Very truly yours,

                              /s/ Stinson, Mag & Fizzell, P.C.

                              Stinson, Mag & Fizzell, P.C.